Exhibit 99.1

RXi Pharmaceuticals Reports Fourth Quarter and Year End 2016 Financial Results and Recent Corporate Highlights

MARLBOROUGH, Mass., March 30, 2017 /PRNewswire/ — RXi Pharmaceuticals Corporation (NASDAQ: RXII), a clinical-stage RNAi company developing innovative therapeutics that address significant unmet medical needs, today reported its financial results for the fourth quarter and year ended December 31, 2016, and provided a business update.

“We believe RXi is well positioned for a strong business and development performance in 2017 due to the acquisition of MirImmune Inc. and the strengthening of our balance sheet through a financing at the end of 2016. As a result, the Company has already initiated programs in the immuno-oncology and cell therapy space, an exciting therapeutic area in health care today,” said Dr. Geert Cauwenbergh, President and CEO of RXi Pharmaceuticals. He further added that, “The capital that we received from our shareholders allows us to put a strong focus on these immuno-oncology programs while completing and reporting our ongoing clinical trials in dermatology and ophthalmology in the second half of 2017.”

The Company will host a conference call today at 4:30 p.m. EDT to discuss financial results and provide an update on the Company. The webcast link will be available under the “Investors – Event Calendar” section of the Company’s website, www.rxipharma.com. The event may also be accessed by dialing toll-free in the United States and Canada: +1 888-669-0684. International participants may access the event by dialing: +1 862-225-5361. An archive of the webcast will be available on the Company’s website approximately two hours after the presentation.

Select Fourth Quarter and Fiscal 2016 Financial Highlights

Cash Position

On December 21, 2016, the Company closed an underwritten public offering of (i) 2,131,111 Class A Units, at a public offering price of $0.90 per unit, consisting of one share of the Company’s common stock, and a five-year warrant to purchase one share of common stock at an exercise price of $0.90 per share and (ii) 8,082 Class B Units, at a public offering price of $1,000 per unit, consisting of one share of Series B convertible preferred stock, which is convertible into 1,111.11 shares of common stock, and 1,111.11 warrants. The offering included an over-allotment option for the underwriters to purchase an additional 1,666,666 Class A Units, which the underwriters fully exercised. The total net proceeds of the offering, including the exercise of the over-allotment option, was $10.1 million after deducting underwriting discounts and commissions and offering expenses paid by the Company.

At December 31, 2016, the Company had cash of $12.9 million, compared with cash, cash equivalents and short-term investments of $10.6 million at December 31, 2015. The Company believes that its existing cash should be sufficient to fund operations for at least the next twelve months.

Research and Development Expenses

Research and development expense for the quarter ended December 31, 2016 was $1.3 million, which included less than $0.1 million of non-cash stock-based compensation expense, as compared with $1.7 million for the quarter ended December 31, 2015, which included $0.1 million of non-cash stock-based compensation expense.

Research and development expense for the year ended December 31, 2016 was $5.4 million, which included $0.2 million of non-cash stock-based compensation expense, as compared with $6.9 million for the year ended December 31, 2015, which included $0.6 million of non-cash stock-based compensation expense.

The decrease in research and development expense quarter over quarter and year over year was primarily due to cash and equity fees payable to Hapten Pharmaceuticals, LLC upon the close of the Samcyprone™ licensing agreement and manufacturing expenses for the RXI-109 drug product, both of which occurred in 2015. Additionally, the Company saw a decrease in stock-based compensation expense due to the full vesting of stock options in 2016 from stock options that had been granted in 2012.

General and Administrative Expenses

General and administrative expense for the quarter ended December 31, 2016 was $1.0 million, which included $0.1 million of non-cash stock-based compensation expense, as compared with $0.9 million for the quarter ended December 31, 2015, which included $0.2 million of non-cash stock-based compensation expense.

General and administrative expense for the year ended December 31, 2016 was $3.6 million, which included $0.5 million of non-cash stock-based compensation expense, as compared with $3.3 million for the year ended December 31, 2015, which included $0.9 million of non-cash stock-based compensation expense.

The increase in general and administrative expense quarter over quarter and year over year was primarily due to the Company’s focus on business development activities and an increase in legal expenses due to the Company’s acquisition of MirImmune Inc. These increases in general and administrative expense were offset by a decrease in stock-based compensation expense due to the full vesting of stock options in 2016 from stock options that had been granted in 2012.

Convertible Preferred Stock

Accretion of convertible preferred stock and dividends were $2.1 million for the quarter ended December 31, 2016. There was no such expense for the quarter ended December 31, 2015.

Accretion of convertible preferred stock and dividends were $2.1 million for the year ended December 31, 2016, compared with $0.2 million for the year ended December 31, 2015.

The increase quarter over quarter and year over year was due to the one-time charge related to the beneficial conversion feature of the Series B convertible preferred stock issued in connection with the completion of the Company’s December 2016 underwritten public offering offset by a decrease related to the fair value of dividends on the Company’s Series A and Series A-1 convertible preferred stock. The Company no longer had any Series A or Series A-1 convertible preferred stock authorized, issued or outstanding as of December 31, 2016 and 2015.

Net Loss Applicable to Common Stockholders

Net loss applicable to common stockholders for the quarter ended December 31, 2016 was $4.4 million, compared with $2.6 million for the quarter ended December 31, 2015.

Net loss applicable to common stockholders for the year ended December 31, 2016 was $11.1 million, compared with $10.4 million for the year ended December 31, 2015.

The increase in net loss applicable to common stockholders for the quarter and year ended December 31, 2016 as compared to the same prior year periods was due to the one-time charge related to the beneficial conversion feature of the Company’s Series B convertible preferred stock offset by a decrease in operating expenses, as described above.

Select Fourth Quarter 2016 and Recent Corporate Highlights

Select Business and Corporate Highlights

Building on the pioneering discovery of RNAi by RXi founder and Nobel Laureate, Dr. Craig Mello, scientists at RXi have harnessed the naturally occurring RNAi process which has the ability to “silence” or down-regulate the expression of a specific gene that may be overexpressed in a disease condition. RXi developed a robust RNAi therapeutic platform, including self-delivering RNA (sd-rxRNA®) compounds, that have the ability to highly selectively block the expression of any target in the genome, thus providing applicability to many therapeutic areas.

Immuno-Oncology

In March 2015, MirImmune Inc., a privately-held company focused on the development of next generation immunotherapies for the treatment of cancer, entered into an exclusive license agreement for use of RXi’s sd-rxRNA technology in developing innovative cell-based cancer immunotherapies. MirImmune’s progress in cell therapy using RXi’s technology formed a strong foundation for therapeutic development in the immuno-oncology space. As a result, RXi entered into an agreement to acquire MirImmune which was completed earlier this year. The Company’s goal, through internal research and external partnerships, is to develop more effective treatments resulting in better quality of life and extended survival for patients.

The Company has initiated a program developing cell-based immunotherapies to treat cancer based on its proprietary sd-rxRNA therapeutic compounds. To date, the unique applicability of sd-rxRNA for immune checkpoint modulation in cellular immuno-oncology therapies has been demonstrated, including:

•	Selection of lead sd-rxRNA compounds against six different extracellular and intracellular immune check points

•	Demonstrated silencing of all tested checkpoint targets in vitro, singly and in combinations

•	Efficient and long-lasting silencing of immune checkpoints in vivo

•	Applicability of sd-rxRNA transfection in cell therapy to solid tumors

•	Filing of intellectual property that covers the use of RNAi compounds for use in cell therapy

To support this ongoing initiative, Alexey Eliseev, PhD has been appointed as RXi’s Chief Business Officer. Dr. Eliseev is a highly accomplished leader with over 20 years of experience in academia, biotechnology industry and venture capital and most recently was the founder and CEO of MirImmune Inc. In addition, RXi has appointed two leading oncology experts to its Scientific Advisory Board. RXi’s new SAB members are Dr. Rolf Kiessling, Professor in Experimental Oncology at Karolinska Institutet and Senior Chief Physician of Radiumhemmet at Karolinska Hospital as well as medical oncology expert Dr. James D. Griffin, Chairman, Department of Medical Oncology, Dana-Farber Cancer Institute. Dr. Griffin also serves as Professor, Medicine, Harvard Medical School and Director, Medical Oncology, Brigham and Women’s Hospital.

Dermatology

The Company’s ongoing Phase 2 clinical trial, RXI-109-1402, is being conducted to evaluate its first clinical candidate RXI-109, an sd-rxRNA compound targeting connective tissue growth factor (CTGF) to reduce scar formation in the skin following scar revision surgery. This study is now fully enrolled and the Company will provide full read-out, for Cohorts 3 and 4, H2-2017.

Samcyprone™, the Company’s second clinical candidate, is a topical immunotherapy currently being evaluated in a Phase 2a clinical trial. RXI-SCP-1502 is a multi-center, multi-dose trial conducted in subjects with at least one cutaneous, plantar or periungual wart. The Company expects to share early read-outs H2 2017.

Consumer Health Program

RXi’s consumer health compound RXI-231 targets tyrosinase, a key player in the production of melanin. A formulation has been developed at RXi that allows delivery of the compound into the epidermis. We are in the process of finalizing the first two protocols for testing in volunteers. To support these initial studies, RXI-231 was manufactured and is being formulated for topical use.

Ophthalmology

As in dermal scarring, CTGF is known to play a role in retinal scarring. Reduction of CTGF in the eye by RXI-109 treatment may reduce the formation of retinal fibrosis that often accompanies late stage AMD and contributes to permanent vision loss. Enrollment in the first two cohorts in the Company’s Phase 1/2 trial, RXI-109-1501, is complete. RXI-109 has been well-tolerated in the eye to date; enrollment into the third cohort at the next higher dose level is ongoing.

About RXi Pharmaceuticals Corporation

RXi Pharmaceuticals Corporation (NASDAQ: RXII) is a clinical-stage company developing innovative therapeutics that address significant unmet medical needs. Building on the pioneering discovery of RNAi, scientists at RXi have harnessed the naturally occurring RNAi process which has the ability to “silence” or down-regulate the expression of a specific gene that may be overexpressed in a disease condition. RXi developed a robust RNAi therapeutic platform including self-delivering RNA (sd-rxRNA®) compounds, that have the ability to selectively block the expression of any target in the genome, thus providing applicability to many therapeutic areas. Our current programs include dermatology, ophthalmology and cell-based immunotherapy. RXi’s extensive patent portfolio provides for multiple product and business development opportunities across a broad spectrum of therapeutic areas and we actively pursue research collaborations, partnering and out-licensing opportunities with academia and pharmaceutical companies. Additional information may be found on the Company’s website, www.rxipharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about: our ability to successfully develop RXI-109, Samcyprone™ and our other product candidates (collectively “our product candidates”); the future success of our clinical trials with our product candidates; the timing for the commencement and completion of clinical trials; our ability to enter into strategic partnerships and the future success of these strategic partnerships; and our ability to deploy our sd-rxRNA® technology through partnerships, as well as the prospects of these partnerships to provide positive returns. Forward-looking statements about expectations and development plans of RXi’s product candidates and partnerships involve significant risks and uncertainties, including the following: risks that we may not be able to successfully develop and commercialize our product candidates; risks that product development and clinical studies may be delayed, not proceed as planned and/or be subject to significant cost over-runs; risks related to the development and commercialization of products by competitors; risks related to our ability to control the timing and terms of collaborations with third parties; and risks that other companies or organizations may assert patent rights preventing us from developing or commercializing our product candidates. Additional risks are detailed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. RXi does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

RXi Pharmaceuticals Corporation

Tamara McGrillen

508-929-3646

tmcgrillen@rxipharma.com

RXi PHARMACEUTICALS CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Net revenues	$—	$—	$19	$34
Operating expenses:
Research and development	1,307	1,723	5,415	6,925
General and administrative	1,032	899	3,619	3,346

Total operating expenses	2,339	2,622	9,034	10,271

Operating loss	(2,339)	(2,622)	(9,015)	(10,237)
Total other income	—	6	21	14

Loss before income taxes	(2,339)	(2,616)	(8,994)	(10,223)
Provision for income taxes	—	—	—	—

Net loss	(2,339)	(2,616)	(8,994)	(10,223)
Accretion of convertible preferred stock dividends	(2,075)	—	(2,075)	(209)

Net loss applicable to common stockholders	$(4,414)	$(2,616)	$(11,069)	$(10,432)

Net loss per common share applicable to common stockholders:
Basic and diluted	$(0.60)	$(0.40)	$(1.64)	$(2.10)

Weighted average common shares outstanding:
Basic and diluted	7,333,940	6,528,825	6,746,080	4,970,382

RXi PHARMACEUTICALS CORPORATION

CONDENSED BALANCE SHEETS

(Amounts in thousands)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$12,906	$5,117
Restricted cash	50	50
Short-term investments	—	5,500
Prepaid expenses	150	311

Total current assets	13,106	10,978
Property and equipment, net	114	163
Notes receivable	150	—
Other assets	27	18

Total assets	$13,397	$11,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$917	$1,163
Accrued expenses	1,625	1,106

Total current liabilities	2,542	2,269
Total stockholders’ equity	10,855	8,890

Total liabilities and stockholders’ equity	$13,397	$11,159